   As filed with the Securities and Exchange Commission on December 18, 2003.
                          Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)

           LOUISIANA                                     72-1395273
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                            4500 NE EVANGELINE THWY.
                            CARENCRO, LOUISIANA 70520
                                 (337) 896-6664
       (Name,address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       G. DARCY KLUG                     WITH COPY TO: DAVID F. TAYLOR
 OMNI ENERGY SERVICES CORP                  LOCKE LIDDELL & SAPP LLP
 4500 NE EVANGELINE THWY.                    600 TRAVIS, 32ND FLOOR
CARENCRO, LOUISIANA  70520                    HOUSTON, TEXAS  77002
      (337) 896-6664                  (713) 226-1496 FAX:  (713) 223-3717
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED
                                                                     MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                      AMOUNT TO BE          OFFERING PRICE    AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE  REGISTERED               REGISTERED(1)           PER SHARE(2)          PRICE(2)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share    5,098,685 shares(3)        $4.27            $21,771,385                $1,762
==============================================================================================================================

(1) Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on December 15, 2003.

(3) Includes 3,333,333 shares of Common Stock that may be sold by the selling shareholders following conversion of 7,500 shares of the Registrant's outstanding Series A Preferred Stock and 1,226,666 shares of Common Stock that may be sold by the selling shareholders following conversion of 4,600 shares of the Registrant's outstanding Series B Preferred Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to completion, dated December 18, 2003

PROSPECTUS

                           OMNI ENERGY SERVICES CORP.
                                  COMMON STOCK

         This prospectus relates to 5,098,685 outstanding shares of our common stock (which amount includes 3,333,333 shares of Common Stock issuable upon conversion of 7,500 shares of our outstanding Series A Preferred Stock and 1,226,666 shares of Common Stock that may be sold by the selling shareholders following conversion of 4,600 shares of the Registrant's outstanding Series B Preferred Stock) that are owned by the persons named in this prospectus under the caption "Selling Shareholders."

         The selling shareholders may from time to time offer all or a portion of these shares of common stock through public or private transactions on the Nasdaq National Market or such other securities exchange on which our common stock is traded at the time of the sale. The selling shareholders may sell these shares of common stock at prevailing market prices or at privately negotiated prices either directly or through agents, broker dealers or otherwise. You may find more information concerning how the selling shareholders may sell these shares under the caption "Plan of Distribution."

         The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We are paying all of the expenses of registration incurred in connection with this offering, but the selling shareholders will pay all selling and other expenses.

         Our common stock is traded on the Nasdaq National Market under the symbol "OMNI." On December 15, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $4.39 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THESE SHARES.

---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------

               THIS DATE OF THIS PROSPECTUS IS DECEMBER __, 2003.

                           FORWARD-LOOKING STATEMENTS

         Certain statements included in this prospectus and in the documents that we have incorporated by reference that are not historical facts are intended to be "forward-looking statements." Forward-looking statements in this prospectus are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements that relate to:

         o our business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies;

         o     our objectives;

         o projected and anticipated benefits from future or past acquisitions; and

         o projections involving anticipated capital expenditures or revenues, earnings or other aspects of capital projects or operating results.

         Forward-looking statements generally can be identified by the use of words such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe" or similar language.

         Forward-looking statements are not guarantees of future performance and all phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are beyond our control. Any one of such influences, or a combination, could materially affect the results of our operations and the accuracy of the forward-looking statements that we make.

         You are cautioned that all forward-looking statements involve risks associated with OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution and other risks detailed in the Company's filings with the Securities and Exchange Commission. Additional important factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements are discussed under the caption "Risk Factors" below. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update our forward-looking statements.

                                  RISK FACTORS

         You should carefully consider the following risk factors, in addition to the other information set forth or incorporated by reference in this prospectus, before purchasing shares of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, and also adversely affect the value of an investment in our common stock.

INDUSTRY VOLATILITY MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The demand for our services depends on the level of capital expenditures by oil and gas companies for developmental construction and these expenditures are critical to our operations. The levels of such capital expenditures are influenced by:

         o oil and gas prices and industry perceptions of future price levels;

         o     the cost of exploring for, producing and delivering oil and gas;

         o     the ability of oil and gas companies to generate capital;

         o    the sale and expiration dates of leases in the United States;

         o    the availability of current geophysical data;

         o    the discovery rate of new oil and gas reserves; and

         o    local and international political and economic conditions.

         The cyclical nature of the oil and gas industry has a significant effect on our revenues and profitability. Historically, prices of oil and gas, as well as the level of exploration and developmental activity, have fluctuated substantially. This has, in the past, and may, in the future, adversely affect our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will likely depress development activity, adversely affecting the demand for our products and services and our financial condition and results of operations.

OUR GROWTH AND GROWTH STRATEGY INVOLVES RISKS.

         We have grown over the last several years through internal growth and acquisitions of other companies. It will be important for our future success to manage our rapid growth and this will demand increased responsibility for management personnel. The following factors could present difficulties to us:

         o    the lack of sufficient executive-level personnel;

         o the successful integration of the operations of American Helicopters, Inc. including the integration of a management team with no history of working together;

         o    increased administrative burdens; and

         o    increased logistical problems of large, expansive operations.

         If we do not manage these potential difficulties successfully, they could have a material adverse effect on our financial condition and results of operations.

WE HAVE INCURRED NET LOSSES IN PREVIOUS YEARS.

         Our past financial history reflects annual net losses. Our more recent history, however, reflects annual net incomes. While we hope to continue to generate increased revenues and profitability, any such increase may not be sustainable or indicative of future results of operations. We do intend to continue investing in internal expansion, infrastructure, integration of acquired companies into our operations and our marketing and sales efforts.

THE DANGERS INHERENT IN OUR OPERATIONS AND THE POTENTIAL LIMITS ON INSURANCE COVERAGE FOR CERTAIN RISKS COULD EXPOSE US TO POTENTIALLY SIGNIFICANT LIABILITY COSTS.

         Our seismic operations are subject to risks or injury to personnel and loss of equipment. Our crews often conduct operations in extreme weather, in difficult terrain that is not easily accessible, and under other hazardous conditions. In addition, our aviation operations are subject to numerous hazards inherent in the operation of helicopters and airplanes. These hazards include adverse weather conditions, crashes, explosions, collisions and fires, all of which may result in injury to personnel or loss of equipment. We maintain what we believe is prudent insurance protection. However, we cannot assure that our insurance will be sufficient or effective under all circumstances. A successful claim for which we are not fully insured may have a material adverse effect on our revenues and profitability. We do not carry business interruption insurance with respect to our operations.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

         We compete with several other providers of seismic drilling, helicopter support, permitting and survey services. Competition among seismic contractors historically has been and will continue to be intense. Competitive factors have in recent years included price, crew experience, equipment availability, technological expertise and reputation for quality and dependability. Our revenues and earnings may be affected by the following factors:

         o    changes in competitive prices;

         o    fluctuations in the level of activity and major markets;

         o    general economic conditions; and

         o    governmental regulation.

         Additionally, certain of our competitors operate more crews than we do and have substantially greater financial and other resources. These larger and better financed operators could enjoy an advantage over us if the competitive environment for contract awards shifts to one characterized principally by intense price competition.

SEASONALITY AND ADVERSE WEATHER CONDITIONS IN THE REGIONS IN WHICH WE OPERATE MAY ADVERSELY AFFECT OUR OPERATIONS.

         Our operations are directly affected by the weather conditions in the Gulf of Mexico. Due to seasonal differences in weather patterns, we may operate more days in the spring, summer and fall periods and less in the winter months. The seasonality of oil and gas industry activity in the Gulf Coast region also affects our operations and sales of equipment. Due to exposure to weather, we generally experience higher drilling activity in the spring, summer and fall months with the lowest activity in winter months, especially with respect to our operations in the mountainous regions of the Western United States. The rainy weather, hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast throughout the year may also affect our operations. As a result, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

WE ARE DEPENDENT ON KEY PERSONNEL.

         Our success depends on, among other things, the continued active participation of our executive officers and certain of our other key operating personnel. Our officers and personnel have extensive experience in the domestic and international oilfield supply industry. The loss of the services of any one of these persons could impact adversely our ability to implement our expansion strategy.

WE MAY INCUR ADDITIONAL EXPENDITURES TO COMPLY WITH GOVERNMENTAL REGULATIONS.

         Our seismic and aviation operations are subject to extensive governmental regulation, violations of which may result in civil and criminal penalties, injunctions and cease and desist orders. These laws and regulations govern, among other things, operations in wetlands, the handling of explosives and the operation of commercial aircraft. Although our cost of compliance with such laws has to date been immaterial, such laws are changed frequently. Accordingly, it is impossible to predict the cost or impact of such laws on our future operations. We are also required by various governmental agencies to obtain certain permits, licenses and certificates. To date, we believe that we possess all permits, licenses and certificates material to the operation of our business. The loss by us of any of the licenses required for our operation could have a material adverse effect on our operations.

         We depend on demand for our services from the oil and gas industry, and this demand may be affected by changing tax laws and oil and gas regulations. As a result, the adoption of laws that curtail oil and gas production in our areas of operation may adversely affect us. We cannot determine to what extent our operations may be affected by any new regulations or changes in existing regulations.

FUTURE TECHNOLOGICAL ADVANCES COULD IMPAIR OPERATING ASSETS OR REQUIRE SUBSTANTIAL UNBUDGETED CAPITAL EXPENDITURES.

         We compete in providing services in a capital intensive business. The development of seismic data acquisition and processing equipment has been characterized by rapid technological advancements in recent years, and this trend may continue. Manufacturers of seismic equipment may develop new systems that have competitive advantages over systems now in use that could render our current equipment obsolete or require us to make significant unplanned capital expenditures to maintain our competitive position. Under such circumstances, there can be no assurance that we would be able to obtain necessary financing on favorable terms.

WE DEPEND ON A FEW SIGNIFICANT CUSTOMERS.

         We derive a significant amount of our revenue from a small number of geophysical companies. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers could have a material adverse effect on our business and operations.

ONE SHAREHOLDER HAS SUBSTANTIAL CONTROL OVER OUR AFFAIRS.

         Prior to the sale of the shares to be sold by the selling shareholders pursuant to this prospectus, Advantage Capital Partners and its affiliates beneficially owned approximately 56.2% of our outstanding common stock. This percentage includes an aggregate of 538,687 shares of common stock owned by Advantage Capital Partners and its affiliates and an aggregate of 5,321,110 shares of our common stock that may be issued to Advantage Capital Partners and its affiliates upon conversion of 7,500 shares of our outstanding Series A Preferred Stock, 4,600 shares of our outstanding Series B Preferred Stock and 761,110 warrants. Additionally, two members of our board of directors are affiliates of Advantage Capital Partners. As a result, Advantage Capital Partners had the ability to substantially influence our management and affairs and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger, consolidation or sale of substantially all of our assets. This may have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation.

         In November and December 2003, Advantage Capital Partners and its affiliates have sold or intend to sell an aggregate of 2,323,699 shares of our common stock on the Nasdaq National Market pursuant to Rule 144 at prices and terms then prevailing or at prices related to the then-current market price. If the selling shareholders sell those shares and all of the shares being offered by this prospectus, Advantage Capital Partners and its affiliates will beneficially own an aggregate of approximately 5.2% of our outstanding common stock. This percentage includes an aggregate of 761,110 shares of common stock to be issued upon the exercise of warrants issued at a price of $2.25 per share. Advantage Capital Partners has agreed to reduce its board representation from two members to one member effective with the next annual meeting of our shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room. Our filings are also available over the Internet at the SEC's website at http://www.sec.gov.

         This prospectus is part of a registration statement that we have filed with the SEC to register the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits at the SEC's public reference room or at the SEC's website.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The documents we incorporate by reference are considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below:

         o Our annual report on Form 10-K for the fiscal year ended December 31, 2002 (filed with the SEC on March 31, 2003) as amended by Form 10-K/A (filed with the SEC on April 30, 2003);

         o    Our quarterly reports on Form 10-Q for the quarters ended
              March 31, 2003 (filed with the SEC on May 15, 2003) and June 30, 2003 (filed with the SEC on August 14, 2003) and September 30, 2003 (filed with the SEC on November 14, 2003);

         o Our current reports on Form 8-K filed with the SEC on August 15, 2003 and September 22, 2003;

         o The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on November 17, 1997; and

         o All documents filed by us with the SEC pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

         We also disclose information about us through current reports on Form 8-K that are furnished to the SEC to comply with Regulation FD. This information disclosed in these reports is not considered to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference herein.

         At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

                           OMNI Energy Services Corp.
                            4500 NE Evangeline Thwy.
                            Carencro, Louisiana 70520
                               Attn: G. Darcy Klug
                                 (337) 896-6664

                                   THE COMPANY

         We are an oilfield supply company that specializes in providing an integrated range of onshore seismic drilling, permitting, survey and helicopter support services to geophysical companies operating in logistically difficult and environmentally sensitive terrain in the United States.

         Our primary market is the marsh, swamp, shallow water and contiguous dry land areas along the U.S. Gulf Coast (the "Transition Zone"), primarily in Louisiana and Texas where we are leading provider of seismic drilling support services. During the latter part of 1997, we commenced operations in the mountainous regions of the Western United States. We previously operated in Canada and South America but in 1999 we ceased these international operations pending improvements in the international marketplace.

         We own and operate a fleet of specialized seismic drilling and transportation equipment for use in the Transition Zone. We believe we are the only company that currently can both provide an integral range of seismic drilling, permitting, survey and helicopter support services in all of the varied terrain of the Transition Zone and simultaneously support operations for multiple, large-scale seismic projects. In February 2002, we acquired all of the assets of AirJac Drilling, a division of Veritas Land DGC. This acquisition created the largest domestic provider of seismic drilling services to geophysical companies.

         We also maintain a fleet of helicopters, including an inventory of aviation parts, turbine engines and other miscellaneous flight equipment used in providing aviation services to our customers. In November 2003, we acquired all of the outstanding stock of American Helicopters, Inc. and announced the internal expansion of our aviation fleet.

         We are a Louisiana corporation, and the mailing address of our executive offices is 4500 NE Evangeline Thwy., Carencro, Louisiana 70520. Our telephone number is (337) 896-6664.

                                 USE OF PROCEEDS

         All of the shares of common stock offered hereby are being offered by the selling shareholders, who will receive all proceeds from such sales. We will not receive any proceeds from the sale of shares of common stock offered by the selling shareholders.

                              SELLING SHAREHOLDERS

         This prospectus relates to the offering and sale, from time to time, of up to 5,098,685 shares of our common stock by the shareholders named in the table below. All of the selling shareholders acquired their shares of our common stock, Series A Preferred Stock and Series B Preferred Stock directly from us in private transactions. The table below sets forth certain information, as of December 10, 2003 and as adjusted to reflect the sale of the shares offered hereby, regarding the beneficial ownership of our common stock by all of the selling shareholders.

         The selling shareholders may from time to time offer the shares of common stock offered by this prospectus. The following table assumes that the selling shareholders sell all of the shares offered by them in offerings pursuant to this prospectus, and neither dispose of nor acquire any additional shares. We do not know when or in what amounts the selling shareholders may offer shares for resale and we cannot assure you that the selling shareholders will sell any or all of the shares offered by this prospectus.

                                                                                                             PERCENTAGE OF
                                    NUMBER OF        PERCENTAGE OF                                            OUTSTANDING
                                      SHARES          OUTSTANDING        NUMBER OF           NUMBER OF        COMMON STOCK
                                   BENEFICIALLY      COMMON STOCK          SHARES              SHARES         BENEFICIALLY
                                   OWNED PRIOR       BENEFICIALLY        COVERED BY         BENEFICIALLY      OWNED IF ALL
                                      TO THE        OWNED PRIOR TO          THIS           OWNED AFTER THE    OFFERED SHARES
SELLING SHAREHOLDERS                 OFFERING        THE OFFERING        PROSPECTUS           OFFERING          ARE SOLD
------------------------------   ---------------   ---------------    ---------------      ---------------   ---------------
Advantage Capital Partners III
   Limited Partnership                   538,686               3.7%           538,686                    0                 0
Advantage Capital Partners V
   Limited Partnership                    44,444               0.3%            44,444(1)                 0                 0
Advantage Capital Partners VI
   Limited Partnership                 2,791,733              19.2%         2,236,178(2)           555,555               3.8%
Advantage Capital Partners VII
   Limited Partnership                 1,609,956              11.1%         1,609,956(3)                 0                 0
Advantage Capital Partners
   VIII Limited Partnership              306,133               2.1%           306,133(4)                 0                 0
Advantage Capital Partners X
   Limited Partnership                   355,556               2.5%           355,556(5)                 0                 0
Advantage Capital Technology
   Fund                                    7,733                 *              7,733(6)                 0                 0
                                 ---------------   ---------------    ---------------      ---------------   ---------------
           Total                       5,654,240              39.0%         5,098,685(7)           555,555               3.8%
                                 ===============   ===============    ===============      ===============   ===============


----------
* Less than 1%

(1) Represents 44,444 shares issuable upon conversion of 100 shares of Series A Preferred Stock owned by the selling shareholder.

(2) Represents 1,373,778 shares issuable upon conversion of 3,091 shares of Series A Preferred Stock and 862,400 shares issuable upon the conversion of 3,234 shares of Series B Preferred Stock owned by the selling shareholder.

(3) Represents 1,268,889 shares issuable upon conversion of 2,855 shares of Series A Preferred Stock and 341,067 shares issuable upon the conversion of 1,279 shares of Series B Preferred Stock owned by the selling shareholder.

(4) Represents 290,666 shares issuable upon conversion of 654 shares of Series A Preferred Stock and 15,467 shares issuable upon the conversion of 58 shares of Series B Preferred Stock owned by the selling shareholder.

(5) Represents 355,556 shares issuable upon conversion of 800 shares of Series A Preferred Stock owned by the selling shareholder.

(6) Represents 7,733 shares issuable upon conversion of 29 shares of Series B Preferred Stock and owned by the selling shareholder.

(7) Includes 3,333,333 shares issuable upon conversion of 7,500 shares of Series A Preferred Stock and 1,226,666 shares issuable upon the conversion of 4,600 shares of Series B Preferred Stock owned by the selling shareholder.


        Two members of our board of directors are affiliates of Advantage Capital Partners. Other than this relationship, the selling shareholders have not held any position or office or had any material relationship with our company within the past three years and the selling shareholders possess sole voting and investment power with respect to the shares shown.

                              PLAN OF DISTRIBUTION

         The selling shareholders, their pledgees, donees, transferees or other successors in interest, may from time to time sell shares of our common stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The selling shareholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, prices at or related to the then-current market price or at negotiated prices. The selling shareholders will determine the specific offering price of the shares from time to time that, at that time, may be higher or lower than the market price of our common stock on the Nasdaq National Market.

         The selling shareholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the selling shareholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

         The method by which the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares may include, but are not limited to, the following:

         o sales on the Nasdaq National Market, the over-the-counter market, or other securities exchange on which the common stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;

         o     sales in privately negotiated transactions;

         o     sales for their own account pursuant to this prospectus;

         o through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;

         o cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;

         o purchases by broker-dealers who then resell the shares for their own account;

         o     brokerage transactions in which a broker solicits purchasers;

         o     any combination of these methods of sale; and

         o     any other method permitted pursuant to applicable law.

         Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

         The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         To the extent required by a particular offering, we will set forth in a prospectus supplement or, if appropriate, a post-effective amendment, the terms of such offering, including among other things, the number of shares of common stock to be sold, the public offering price, the names of any underwriters, dealers or agents and any applicable commissions or discounts. In addition, upon the company being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the selling shareholders.

         The selling shareholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders. We will pay all expenses of preparing and reproducing this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC.

                                  LEGAL MATTERS

         The validity of the shares of our common stock will be passed upon for us by Locke Liddell & Sapp LLP, Houston, Texas.

                                     EXPERTS

         The consolidated balance sheets of OMNI Energy Services Corp. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of income, cash flows and changes in equity for each of the two years in the period ended December 31, 2001 incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports. After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this registration statement of Arthur Andersen LLP's audit report regarding such financial statements. Under these circumstances, Rule 437a under the 1933 Act permits this prospectus to be filed without a written consent from Arthur Andersen LLP. The absence of such written consent from Arthur Andersen LLP may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the 1933 Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in the financial statements.

         The consolidated financial statements of OMNI Energy Services Corp. incorporated by reference in OMNI Energy Services Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                   ----------


                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

Forward-Looking Statements.............................................     3

Risk Factors...........................................................     3

Where You Can Find More Information....................................     7

The Company............................................................     8

Use of Proceeds........................................................     8

Selling Shareholders...................................................     8

Plan of Distribution...................................................    10

Legal Matters..........................................................    11

Experts................................................................    11



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------







                                      OMNI
                                 ENERGY SERVICES
                                      CORP.


                                   ----------

                                   PROSPECTUS

                                   ----------



                                  COMMON STOCK
                                ($0.01 PAR VALUE)




                                DECEMBER __, 2003





--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The fees and expenses payable by us in connection with the issuance and distribution of the common stock of OMNI Energy Services Corp. (the "Company") registered hereunder are as follows:

     *Securities and Exchange Commission registration fee...........  $ 1,762
     *Legal fees and expenses.......................................  $ 5,000
     *Accounting fees and expenses..................................  $ 5,000
                                                                      -------
     Total                                                            $11,762
                                                                      =======

       *Estimated

       The selling shareholders have not paid any portion of the registration expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       As permitted by Louisiana law, the Company's Composite Articles of Incorporation contain certain provisions eliminating the personal liability of the directors and officers to the Company and its shareholders for monetary damages for breaches of their fiduciary duties as directors or officers, except for (i) a breach of a director's or officer's duty of loyalty to the Company or to its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are illegal under Louisiana law and (iv) any transaction from which he or she receives an improper personal benefit. In addition, the Amended and Restated Articles of Incorporation provide that if Louisiana law is amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of the directors or officers shall be eliminated or limited to the fullest extent permitted by Louisiana law, as amended. These provisions pertain only to breaches of duty by directors or officers in such capacities and limit liability only for breaches of fiduciary duties under Louisiana corporate law and not for violations of other laws such as the federal securities laws.

       The Company's By-laws require the Company to indemnify its directors and officers against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors and officers, subject to certain conditions and limitations.

       In addition, each of the Company's directors and executive officers has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his position as a director or executive officer that are in excess of the coverage provided by such insurance; provided that the director or executive officer meets certain standards of conduct. Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if it is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from the insurance.

ITEM 16. EXHIBITS.

3.1 Composite Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

3.2 Articles of Amendment to the Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

3.3 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.1 Specimen Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Company's registration statement on Form S-1, File No. 333-36561, originally filed with the Commission on September 26,
         1997).

5.1 Opinion of Locke Liddell & Sapp LLP regarding legality of securities being registered.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included in the Signature Page to this Registration Statement).

ITEM 17. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carencro, Louisiana, on December 18, 2003.

                                 OMNI ENERGY SERVICES CORP.


                                 By: /s/ James C. Eckert
                                     -----------------------------------------
                                         James C. Eckert
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Eckert his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                  TITLE                                    DATE

       /s/ James C. Eckert                  President, Chief Executive                    December 18, 2003
---------------------------------        Officer and Chairman of the Board
         James C. Eckert


        /s/ G. Darcy Klug                     Chief Financial Officer                     December 18, 2003
---------------------------------            (Principal Financial and
          G. Darcy Klug                         Accounting Officer)


      /s/ Crichton W. Brown                          Director                             December 18, 2003
---------------------------------
        Crichton W. Brown


       /s/ Steven T. Stull                           Director                             December 18, 2003
---------------------------------
         Steven T. Stull


      /s/ Michael G. DeHart                          Director                             December 18, 2003
---------------------------------
        Michael G. DeHart


       /s/ Richard L. White                          Director                             December 18, 2003
---------------------------------
        Richard L. White

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
3.1      Composite Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K
         for the year ended December 31, 2000).

3.2      Articles of Amendment to the Articles of Incorporation of the Company
         (incorporated herein by reference to Exhibit 3.2 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 2001).

3.3 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.1 Specimen Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Company's registration statement on Form S-1, File
         No. 333-36561, originally filed with the Commission on September 26,
         1997).

5.1 Opinion of Locke Liddell & Sapp LLP regarding legality of securities being registered.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

24.1     Power of Attorney (included in the Signature Page to this Registration
         Statement).